Exhibit 23


                CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-63673, 33-58686 and 33-53159) and on Form S-8 (Nos. 2-63038, 2-84088, 33-15319, 33-16790, 33-28413, 33-35305, 33-50813,
33-64959, 333-04459, 333-03941, 333-61859, 333-66051, 333-90309, and 333-48202)
of Gannett Co., Inc. of our report dated February 8, 2001 relating to the financial statements which appears on page 51 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 10 of this Form 10-K.


/s/PRICEWATERHOUSECOOPERS LLP
-----------------------------
PRICEWATERHOUSECOOPERS LLP


Washington, D.C.
March 26, 2001